UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2008

UNISOURCE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

(An Arizona Corporation)	1-13739	86-0786732
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Church Avenue, Suite 100, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 571-4000

(Former name or former address if changed since last report.)

TUCSON ELECTRIC POWER COMPANY
(Exact name of registrant as specified in its charter)

(An Arizona Corporation)	1-5924	86-0062700
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Church Avenue, Suite 100, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 571-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2008, James S. Pignatelli, Chairman of the Board, President and Chief Executive Officer of UniSource Energy Corporation (UniSource Energy) and Tucson Electric Power Company (TEP) announced his retirement as Chairman, President and Chief Executive Officer, effective December 31, 2008.

Mr. Pignatelli joined TEP in September 1994 as Senior Vice President. On July 6, 1998, Mr. Pignatelli was named Chairman, President and Chief Executive Officer of UniSource Energy and TEP.

As stated in the Form 8-K filed on September 5, 2008, the Board of Directors of UniSource Energy is engaged in the process of identifying a successor to Mr. Pignatelli. The Company expects to announce a successor very soon.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2008	UNISOURCE ENERGY CORPORATION (Registrant)
/s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer

Date: December 10, 2008	TUCSON ELECTRIC POWER COMPANY (Registrant)
/s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer